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                                                                     EXHIBIT 9.3



                 AMENDMENT NUMBER TWO OF VOTING TRUST AGREEMENT


         WHEREAS, a certain Voting Trust Agreement (the "Agreement") was made and entered into on November 30, 1998 by and between the parties listed as Depositors and the parties listed as Trustees on Schedule A attached hereto; and

         WHEREAS, pursuant to the provisions of Article VI of the Agreement, the Trustees shall have the power from time to time, by unanimous vote only to amend the Agreement, and notice of all amendments shall be given to the Depositors; and

         WHEREAS, the Trustees previously amended the Agreement by executing Amendment Number One of Voting Trust Agreement on December 1, 1999; and

         WHEREAS, the Trustees desire to further amend the Agreement.


         NOW, THEREFORE, the Trustees do hereby amend the Agreement as follows:

         FIRST: The Trustees hereby revoke Sections 2.05 and 2.06 of Article II of such Agreement, as amended, and substitute therefor the following Section 2.05:

         "Section 2.05. Transfer of Trust Certificates. Subject to compliance with the Share Restriction Agreement dated as of November 30, 1998, by and between the Principal Stockholders (as defined therein) and the Corporation, and amended from time to time, any Depositor may direct the Trustees to sell, transfer, assign, pledge or encumber all or any interest in the Depositor's Trust Certificate(s) on terms and conditions specified in writing by the Depositor. The Trustees shall transfer the interest in the Trust Certificate(s) as agent and on behalf of the Depositor, and any proceeds of the sale of Trust Certificate(s), or any interest therein, shall be forwarded immediately by the Trustee to the Depositor. If at the time of the transfer, the transferee was a 'Family Member' (hereinafter defined), then upon completion of the transfer of Trust Certificate(s) pursuant to this Section 2.05, the Trustee shall issue to the transferee a Trust Certificate which represents the number of Shares represented by the interest transferred and the Trustee shall issue to the Depositor a new Trust Certificate which represents the number of Shares, if any, represented by the interest not transferred by the Trustee. The Voting Trust's records shall be amended to reflect such Depositor's and such transferee's then current interest. If at the time of the transfer, the transferee was not a Family Member, then upon completion of the transfer, the transferee will no longer be a party to the Voting Trust Agreement and the Trustee shall issue to the Depositor a new Trust Certificate which represents the number of Shares, if any, represented by the interest not transferred by the Trustee. The Voting Trust's records shall be amended to reflect such Depositor's then current interest. As used in this Section 2.05, the term 'Family Member' shall mean Iris Tark Taylor, any
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descendant of Sidney J. Taylor and Iris Tark Taylor, and/or any trust primarily held for the benefit of any such person."


         SECOND: The Trustees do hereby otherwise affirm and ratify the Agreement and Amendment Number One thereto.


         IN WITNESS WHEREOF, the parties have hereunto affixed their signatures as of the 1st day of June, 2002.


                                    TRUSTEES

                                    /s/ Iris Tark Taylor
                                    ------------------------------------
                                    Iris Tark Taylor


                                    /s/ Cindy Taylor Bleil
                                    ------------------------------------
                                    Cindy Taylor Bleil


                                    /s/ Jeffrey W. Taylor
                                    ------------------------------------
                                    Jeffrey W. Taylor


                                    /s/ Bruce W. Taylor
                                    ------------------------------------
                                    Bruce W. Taylor










                                        2
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                                   SCHEDULE A



Depositor                                            Trustee
---------                                            -------

SHIRLEY TARK GRANDCHILDRENS TRUSTS:

for Jeffrey                                          Jeffrey Taylor
for Bruce                                            Bruce Taylor
for Cindy                                            Cindy Taylor Bleil


SHIRLEY TARK GREAT-GRANDCHILDRENS TRUST:

for Family of Jeffrey                                      Jeffrey Taylor
for Family of Cindy                                  Cindy Taylor Bleil
for Family of Bruce                                  Bruce Taylor


TAYLOR ANNUAL GIFT TRUSTS:

for Jeffrey                                          Jeffrey Taylor
for Bruce                                            Bruce Taylor
for Cindy                                            Cindy Taylor Bleil
for Brian                                            Jeffrey Taylor
for Adam                                             Jeffrey Taylor
for Melissa                                          Jeffrey Taylor
for Emily                                            Jeffrey Taylor
for Stephanie Lynn                                   Bruce Taylor
for Lisa Rebecca                                     Jeffrey Taylor
for Rebecca Inez                                     Cindy Taylor Bleil
for Brett Daniel                                     Bruce Taylor
for Elizabeth Ann                                    Cindy Taylor Bleil
for Ryan                                             Bruce Taylor


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IRIS FUND U/LILLIAN M. TARK TRUST       Iris Tark Taylor


TAYLOR 1992 GIFT TRUSTS:

for Stephanie                                        Bruce Taylor
for Lisa                                             Jeffrey Taylor
for Rebecca                                          Cindy Taylor Bleil
for Brett                                            Bruce Taylor
for Elizabeth                                        Cindy Taylor
for Ryan                                             Bruce Taylor
for Elliott                                          Jeffrey Taylor
for Adam                                             Jeffrey Taylor
for Emily                                            Jeffrey Taylor
for Melissa                                          Jeffrey Taylor
for Brian                                            Jeffrey Taylor


Sidney J. Taylor Revocable Trust                     Iris Tark Taylor
Sidney J. Taylor Revocable Trust                     Iris Tark Taylor
Sidney J. Taylor                                     Iris Tark Taylor
Sidney J. Taylor IRA                                 Iris Tark Taylor
Cindy Taylor Bleil                                   Cindy Taylor Bleil
Jeffrey W. Taylor                                    Jeffrey  Taylor
Bruce W. Taylor                                      Bruce Taylor
Susan Taylor Revocable Trust                         Jeffrey Taylor
Barbara Taylor                                       Bruce Taylor
Dan Bleil                                            Cindy Taylor Bleil